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Exhibit 20.1

Letter of Transmittal

To Accompany Share Certificate(s) Formerly Representing Shares
of Common Stock of

7-ELEVEN, INC.
Surrendered for Cash Payment
Pursuant to the Merger of
IYG HOLDING COMPANY
formerly a wholly owned subsidiary of
SEVEN-ELEVEN JAPAN CO., LTD.
with and into
7-ELEVEN, INC.

The Paying Agent for the Merger is:
THE BANK OF NEW YORK

By Mail:	By Hand:	By Overnight Courier:
The Bank of New York 7-Eleven, Inc. PO Box 859208 Braintree, Massachusetts 02185-9208	The Bank of New York Tender & Exchange Department 101 Barclay Street, 1E Receive & Deliver Window New York, New York 10286	The Bank of New York 7-Eleven, Inc. 161 Bay State Drive Braintree, Massachusetts 02184

For information, please call: 1-800-507-9357

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF COMMON SHARES SURRENDERED

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATES(S))	SHARE CERTIFICATE(S) AND SHARE(S) SURRENDERED (ATTACH ADDITIONAL LIST, IF NECESSARY)

	SHARE CERTIFICATE NUMBER(S)*	TOTAL NUMBER OF SHARES EVIDENCED BY SHARE CERTIFICATE(S)	NUMBER OF SHARES SURRENDERED*

TOTAL SHARES

Note: If the address above is not correct, please cross out and indicate the new address.
*	Unless otherwise indicated, it will be assumed that all Shares evidenced by each Share Certificate delivered to the Paying Agent are being surrendered hereby.
☐	Check this box if any Certificate(s) has (have) been lost, stolen or destroyed, see Instruction 9.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby surrenders to The Bank of New York, as the paying agent (the "Paying Agent") of 7-Eleven, Inc., a Texas corporation (the "Company" and, following the Merger (as defined below), the "Surviving Corporation") the above-described certificate(s) (the "Share Certificates") formerly representing shares of common stock, par value $.0001 per share (the "Shares"), in exchange for $37.50 per Share without interest in cash (and less any applicable withholding taxes) pursuant to the terms and conditions of the Certificate of Ownership and Merger and the Articles of Merger, each dated as of November 9, 2005, and in connection with the merger of IYG Holding Company ("Purchaser"), a Delaware corporation and formerly a wholly-owned subsidiary of Seven-Eleven Japan Co., Ltd. ("Parent"), with and into the Company (the "Merger"). The Merger became effective on November 9, 2005 (the "Effective Time") and is described in the Notice of Merger and related Information Statement, both dated November 9, 2005, that accompany this Letter of Transmittal and receipt of which is hereby acknowledged. Pursuant to the terms of the Merger, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held in the treasury of the Company, or owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company (the "Remaining Shares")) was canceled and converted into the right to receive $37.50 per Share in cash, without interest, subject to the rights of holders of the Remaining Shares to seek appraisal of the "fair value" thereof pursuant to Articles 5.12, 5.13 and 5.16 of the Business Corporation Act of the State of Texas (the "TBCA") as described in the accompanying Notice of Merger and Information Statement.

        The undersigned understands that, upon delivery of this Letter of Transmittal to the Paying Agent in accordance with the Instructions contained herein, together with the Share Certificates, a check for $37.50 per Share (less any applicable withholding taxes) in payment for all Shares represented by the Share Certificates transmitted herewith will be issued and mailed to the undersigned at the address set forth below unless otherwise indicated under "Special Payment Instructions" or "Special Delivery Instructions." By delivery of this Letter of Transmittal to the Paying Agent, the undersigned hereby waives the undersigned's right to demand appraisal of the fair value of the Remaining Shares pursuant to Articles 5.12, 5.13 and 5.16 of the TBCA and withdraws all demands for appraisal, if any, with respect to the Remaining Shares owned by the undersigned.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender the Share Certificates surrendered hereby, to execute this Letter of Transmittal, and to waive any right to demand appraisal and to withdraw all demands for appraisal, if any, and that the Shares represented by such Share Certificates are free and clear of all liens, restrictions, charges and encumbrances, and that none of such Shares will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Paying Agent, the Surviving Corporation or Parent to be necessary or desirable in connection with the surrender of the Share Certificates. The undersigned hereby acknowledges that delivery of the Share Certificates shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon proper delivery thereof to the Paying Agent. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        Unless otherwise indicated under "Special Payment Instructions," the check in the amount of $37.50 per Share (less any applicable withholding taxes) in respect of the Shares surrendered shall be issued in the name(s) of the undersigned. Unless otherwise indicated under "Special Delivery Instructions," the check for the payment shall be mailed to the undersigned at the address shown below the undersigned's signature(s). In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, the check in the amount $37.50 per Share (less any applicable withholding taxes) in respect of the Shares surrendered shall be issued in the name(s) of, and delivered to, the person(s) so indicated.

  SPECIAL PAYMENT INSTRUCTIONS
  (SEE INSTRUCTIONS 1, 4, 5 AND 6)

              To be completed ONLY if the check for the payment of the Share Certificate(s) surrendered is to be issued in a name of someone other than the undersigned.

  Issue and mail check to:

Name(s):	(PLEASE TYPE OR PRINT)

Address:

(ZIP CODE)
(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W-9)

  SPECIAL DELIVERY INSTRUCTIONS
  (SEE INSTRUCTIONS 1, 4, 5 AND 6)

              To be completed ONLY if the check for the payment of the Share Certificate(s) surrendered is to be delivered to someone other than the undersigned, or to the undersigned at an address other than shown under "Description of Common Shares Surrendered".

  Mail check to:

Name:	(PLEASE TYPE OR PRINT)
Address:

(ZIP CODE)
(TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE SUBSTITUTE FORM W-9)

  IMPORTANT

  SHAREHOLDERS: SIGN HERE
  (PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW)

  Dated:                         , 2005

  (SIGNATURE(S) OF HOLDER(S))

  (Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificates or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 4.)

NAME(S):	(PLEASE PRINT)
NAME OF FIRM:
CAPACITY (FULL TIME):
ADDRESS:

(INCLUDE ZIP CODE)
DAYTIME AREA CODE AND TELEPHONE NO.:
TAX IDENTIFICATION OR SOCIAL SECURITY NO.:	(SEE SUBSTITUTE FORM W-9)

  GUARANTEE OF SIGNATURE(S)
  (IF REQUIRED—SEE INSTRUCTION 1)
  FOR USE BY FINANCIAL INSTITUTIONS ONLY
  FINANCIAL INSTITUTIONS: PLACE MEDALLION
  GUARANTEE IN SPACE BELOW

AUTHORIZED SIGNATURE:	(PLEASE PRINT)
NAME:
NAME OF FIRM:
ADDRESS:

(INCLUDE ZIP CODE)
AREA CODE AND TELEPHONE NO.:

     Dated:                         , 2005

INSTRUCTIONS

        1.    Guarantee of Signatures.    All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an "Eligible Institution") unless (i) this Letter of Transmittal is signed by the registered holder(s) of Shares surrendered hereby and such holder(s) has (have) not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" set forth above or (ii) such Shares are surrendered for the account of an Eligible Institution. See Instruction 4.

        2.    Delivery of Letter of Transmittal and Share Certificates.    The Share Certificates surrendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Paying Agent at one of its addresses set forth on the cover page hereof in order to make an effective surrender. A mailing envelope addressed to the Paying Agent is enclosed for your convenience.

        THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, SHARE CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE PAYING AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

        3.    Inadequate Space.    If the space provided on the cover page hereof under "Description of Common Shares Surrendered" is inadequate, the Share Certificate numbers and the number of Shares evidenced by such Share Certificates should be listed on a separately signed schedule and attached hereto.

        4.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of Shares surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates evidencing such Shares without alteration, enlargement or any other change whatsoever.

        If any Shares surrendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

        If any Shares surrendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

        If the surrendered Share Certificate(s) have been transferred or assigned, this Letter of Transmittal should be signed by the transferee or assignee and not by the transferor or assignor. If a Share Certificate is registered in the name of joint holders with right of survivorship and one or more of the owners is deceased, the surviving holder(s) should sign the Letter of Transmittal and furnish a letter providing information concerning the death of the registered holder(s).

        If this Letter of Transmittal is signed by the registered holder(s) of Shares surrendered hereby, no endorsements of Share Certificates or separate stock powers are required, unless payment is to be made to a person other than the registered holder(s). If the Letter of Transmittal is signed by a person other than the registered holder(s) of the Share Certificate(s) evidencing Shares surrendered, the Share Certificate(s) surrendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Share Certificate(s). Signatures on such Share Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such person's authority so to act must be submitted.

        For a correction of name, or for a change in name which does not involve a change of ownership, proceed as follows: (i) for a change in name by marriage, the surrendered Share Certificate(s) and this Letter of Transmittal should be endorsed or signed, e.g., "Mary Doe, now by marriage Mary Jones", with the signatures guaranteed as described in Instruction 1; and (ii) for a correction in name, the surrendered Share Certificate(s) and this Letter of Transmittal should be endorsed or signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown", with the signatures guaranteed as described in Instruction 1. In addition, the "Special Payment Instruction" box set forth above must provide all appropriate registration information. Please contact the Paying Agent with any questions.

        5.    Stock Transfer Taxes.    Except as otherwise provided in this Instruction 5, the Surviving Corporation will pay or cause to be paid all stock transfer taxes applicable to the Merger. If, however, payment of the purchase price for any of the Shares surrendered is to be made to any person other than the registered holder(s) or if surrendered Share Certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price for such Shares surrendered, unless evidence satisfactory to the Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

        EXCEPT AS PROVIDED IN THIS INSTRUCTION 5, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE SHARE CERTIFICATES EVIDENCING SHARES SURRENDERED HEREBY.

        6.    Special Payment and Delivery Instructions.    If a check for payment for any of the Shares surrendered hereby is to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if such check is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled "Description of Common Shares Surrendered", the appropriate boxes herein must be completed.

        7.    Questions and Requests for Assistance or Additional Copies.    Questions and requests for assistance may be directed to, and additional copies of the Notice of Merger, the Information Statement, this Letter of Transmittal, and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Paying Agent at one of its addresses or telephone numbers set forth on the cover page hereof.

        8.    Validity of Surrender; Irregularities.    All questions as to validity, form and eligibility of any surrender of Share Certificates hereunder will be determined by the Surviving Corporation, and such determination shall be final and binding. The Surviving Corporation reserves the right to waive any irregularities or defects in the surrender of any Share Certificates, and its interpretation of the terms and conditions of the Merger Agreement and of this Letter of Transmittal (including these Instructions) with respect to such irregularities or defects shall be final and binding. A surrender of Share Certificates will not be deemed to have been made until all irregularities have been cured or waived. Neither the Surviving Corporation nor the Paying Agent shall be under any duty to give notification of defects in the surrender of Share Certificate(s), and they shall not incur any liability for failure to give such notification.

        9.    Lost, Mutilated or Destroyed Share Certificates.    Any surrendering shareholders whose Certificates have been lost, mutilated or destroyed should contact the Paying Agent at its address set forth on the cover page hereof for further instructions.

        10.    Consequences of Failure to Return Letter of Transmittal or Failure to Surrender Stock Certificates.    A check for the payment of the Shares will be sent only to persons who deliver this Letter of Transmittal, properly completed and executed, to the Paying Agent, together with the Share Certificate(s) being submitted therewith and other documents required by this Letter of Transmittal. The Shares are no longer transferable on the books of the Company.

        11.    Substitute Form W-9.    A surrendering shareholder is required to provide the Paying Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of U.S. federal income tax. If a surrendering shareholder is subject to backup withholding, the shareholder must cross out Item (Y) of Part 3 of the Certification Box of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the surrendering shareholder to U.S. federal income tax withholding of 28% of any payments made to the shareholder, but such withholdings will be refunded if the surrendering shareholder provides a TIN within 60 days.

        Certain shareholders (including, among others, certain corporations and certain foreign individuals and entities) are not subject to backup withholding. Foreign shareholders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Paying Agent, in order to avoid backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

IMPORTANT TAX INFORMATION

        Under U.S. federal income tax law, a shareholder whose surrendered Shares are accepted for payment is required to provide the Paying Agent with such shareholder's correct TIN on the Substitute Form W-9 below. If such shareholder is an individual, the TIN is such shareholder's social security number. If a surrendering shareholder is subject to backup withholding, such shareholder must cross out Item (Y) of Part 3 on the Substitute Form W-9. If the Paying Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder may be subject to backup withholding of 28%.

        Certain shareholders (including, among others, certain corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual or foreign entity to qualify as an exempt recipient, such individual or entity must submit an appropriate and properly completed IRS Form W-8, attesting to that individual's exempt status. Such a Form W-8 may be obtained from the Paying Agent.

        Exempt shareholders, other than foreign individuals or foreign entities, should furnish their TIN, write "Exempt" in Part 2 of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to the Paying Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional instructions. If backup withholding applies, the Paying Agent is required to withhold 28% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

        To prevent backup withholding on payments that are made to a surrendering shareholder, the shareholder is required to notify the Paying Agent of such shareholder's correct TIN by completing the form below certifying that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN).

What Number to Give the Paying Agent

        The shareholder is required to give the Paying Agent the TIN of the record holder of the Shares. If the Shares are in more than one name, or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidelines on which number to report. If the surrendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should check the box in Part 1(b), sign and date the Substitute Form W-9. If the box in Part 1(b) is checked, the Paying Agent will withhold 28% of payments made to the shareholder, but such withholdings will be refunded if the surrendering shareholder provides a TIN within 60 days.

PAYER'S NAME: THE BANK OF NEW YORK

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service

Name
Address
(Name and Street)

(City) (State)(Zip Code)

Part 1(a)—PLEASE PROVIDE YOUR TIN IN THE
BOX AT RIGHT AND CERTIFY BY SIGNING
AND DATING BELOW.TIN:

 (Social Security Number or Employer
Identification Number)

Payer's Request for Taxpayer Identification Number (TIN)	Part 1(b)—PLEASE CHECK THE BOX AT RIGHT IF YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN: ☐

Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING PLEASE WRITE "EXEMPT" HERE (SEE INSTRUCTIONS)

Part 3—CERTIFICATION UNDER PENALTIES OF PERJURY, I CERTIFY THAT (X) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), (Y) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (Z) I am a U.S. person (which includes a U.S. resident alien).

SIGNATURE:	Date:

Certification Instructions—You must cross out Item (Y) of Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item (Y).

  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 1(B) OF THE SUBSTITUTE FORM W-9 INDICATING YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver application in the near future. I understand that if I do not provide a taxpayer identification number to the payer, 28% of all payments made to me under the tender offer shall be retained until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts will be remitted to the Internal Revenue Service as backup withholding and 28% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

Signature:	Date:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS
IMPORTANT TAX INFORMATION